OPERATING AGREEMENT
OF
MAPLE LOT 1, LLC
A NEBRASKA LIMITED LIABILITY COMPANY

THIS OPERATING AGREEMENT made and entered into as of the 25th day of March, 2010, by and among ALLIES LIMITED, a Nevada Corporation, ("Allies"), Development Corner 168, LLC, a Nebraska Limited Liability Company ("Hagen") and Development Maple 168-A, LLC, a Nebraska Limited Liability Company ("Development"), (collectively Allies, Hagen, and Development are referred to as "Members").

WITNESETH:

WHEREAS, the Articles of Organization of the limited liability company, MAPLE LOT I, LLC were filed with the Office of the Nebraska Secretary of State, effective March 23, 2010, under the laws of the State of Nebraska;

WHEREAS, the Articles of Organization contained only the information necessary to meet the filing requirements of the State of Nebraska, and was not intended to control the operation of the limited liability company;

WHEREAS, the parties hereto desire the limited liability company formed under the laws of the State of Nebraska to be operated by and upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, it is agreed by and among the parties hereto as follows:

Article I

BASIC STRUCTURE

§ l.l Name

The business of the limited liability company shall be conducted under the name of Maple Lot I, LLC.

§ 1.2 Place of Business

The principal place of business and office of Maple Lot I, LLC shall be located at 1015 No. 98th St., Suite 100 Omaha, NE 68114, or such other place as the Managing Member may from time to time designate.

§ 1.3 Term

Maple Lot I, LLC shall become effective on the date of registration with the Secretary of State of Nebraska and shall continue perpetually unless earlier terminated pursuant to the terms of this agreement.

§ 1.4 Purpose

The purpose for which Maple Lot 1, LLC was organized is to own, hold, and manage an interest in Gilbert Business Park Properties, LLC, an Arizona limited liability company, and any ancillary activities.

Article II

DEFINITIONS

In this agreement, unless the context otherwise requires;

(a)	"Articles of Organization" means documents filed under §6 of the Act for the purpose of forming Maple Lot 1, LLC and includes amended and restated articles of organization, and articles of merger.

(b)	"Bankruptcy" means with respect to any person, being the subject of an order for relief under Title 11 of the United States Code.

(c)
"Capital" means all property owned by Maple Lot 1, LLC other than property of a kind which would be included in the inventory of Maple Lot 1, LLC or which is held for resale in the ordinary course of business.

(d)
"Capital Contribution" means any cash, tangible or intangible property, or services rendered, or a promissory note or other binding obligation to contribute cash or property or to perform services, which a Member contributes to Maple Lot 1, LLC in the capacity of a Member.

(e)	"Distribution" means a direct or indirect transfer of money or other property, or evidence of indebtedness by Maple Lot I, LLC to or for the benefit of its Members in respect of their Interest.

(f)	"limited liability company" means an entity that is an unincorporated association having two or more Members, and that is organized under or subject to the Act.

(g) "Managing Member" or "Managing Members" means a person or persons designated by the Members of Maple Lot I, LLC to manage Maple Lot I, LLC as provided in this Operating Agreement.

(h) "Member" means a person with a Membership Interest in Maple Lot I, LLC.

(i) "Membership Interest" or "Interest" means a Member's share of the profits and the losses of Maple Lot 1, LLC and the right to receive Distributions of Maple Lot I, LLC's assets, and a right to vote or participate in management.

(j) "Net Operating Profit" means, for any accounting period, the gross receipts of Maple Lot I, LLC for such period less the sum of all cash expenses of operation of Maple Lot I, LLC, and such sums as may be necessary to establish a reserve for operating expenses.

(k) "Operating Agreement" means this document and any amendment thereto pertaining to the affairs of Maple Lot I, LLC and the conduct of its business.

(I) "Tax Matters Member" means the person responsible for the duties set forth in §6.5 herein and by Internal Revenue Code §§6221-6232.

Article III

FINANCIAL ARRANGEMENTS

§ 3.1 Initial Contributions of Members

Each original Member has contributed to the initial Capital of Maple Lot I, LLC, property in the amount and form indicated on Schedule"A" attached hereto and made a part hereof. Capital Contributions to Maple Lot I, LLC shall not bear interest. Individual capital accounts ("Capital Accounts") shall be maintained for each Member.

§ 3.2 Additional Capital Contributions

If at any time during the existence of Maple Lot I, LLC, it shall become necessary to increase the Capital with which Maple Lot I, LLC is doing business, then on the vote of the Managing Members each Member shall contribute to the Capital of Maple Lot I, LLC (within thirty days of receipt of written request for the same) an amount according to his then percentage share of Capital as called for by the Managing Members.

This Agreement is entered into with the understanding that one principal purpose of Maple Lot 1, LLC shall be obtaining ownership of and management over certain real property. It is anticipated that, should Maple Lot I, LLC successfully make a purchase offer for the property known as "Lot I Maple Valley Addition, Douglas County Nebraska," then the members shall be required to contribute capital, in an amount according to his then percentage share of Capital, to fund this purchase.

§ 3.3 Rights of the Members Upon Default of a Member

If a Member shall not contribute such amount, the other Members shall have the right to contribute, in proportion to their then percentage share of Capital, the amount which the noncontributing Member was to contribute and such Capital Accounts and percentage of Capital shall be adjusted accordingly. If not all contributing Members elect to contribute their proportionate share of the amount which the noncontributing Member was to contribute, any electing Member shall have a further right, but no obligation, to contribute an amount equal to the remaining amount not contributed by the noncontributing or non-electing members.

§ 3.4 Capital Accounts

Any gains, losses, deductions, amortization and depreciation associated with the Capital shall be added to or subtracted from the Members' Capital Accounts (using the initial Capital Accounts as a base). All other ("operating" profits) (or losses) of Maple Lot I, LLC shall be (if income) deemed to be income of the Members according to their share of the profits and losses. If losses, these shall be deducted from the Members' Capital Accounts according to their share of profits and losses. Undistributed profits shall be added to the relevant Members' Capital Accounts. Amounts distributed in excess of current profits shall be deducted from the relevant Members' Capital Accounts. Upon dissolution, any Member having a negative Capital Account balance shall be required to make up such balance.

§ 3.5 Percentage Share of Capital

The percentage share of Capital of each initial Member shall be (unless otherwise modified by the terms of this agreement) as follows:

Names	Initial Percentage Share of Capital
Allies Limited.	15.00%
Development Maple 168-A, LLC.	20.00%
Development Corner 168, LLC	65.00%

§ 3.6 Members Share of the Profits and Losses

The individual Members shall share in the profits and losses of Maple Lot I, LLC according to their then percentage share of Capital.

§ 3.7 Adjustments

Nothing herein to the contrary withstanding, the rules of Internal Revenue Code §704(b) and of regulation § 1.704-1 shall be followed in determining the Members' Capital Accounts.

§ 3.8 Interest

No interest shall be paid on any Contribution to the Capital of Maple Lot I, LLC.

§ 3.9 Return of Capital Contributions

No Member shall have the right to demand the return of his Capital Contributions except as herein provided.

§ 3.10 Rights of Priority

Except as herein provided the individual Members shall have no right to any priority over each other as to the return of Capital Contributions.

§ 3.1 I Distributions

Distributions to the Members of Net Operating Profits of Maple Lot I, LLC shall be made at such times as the Members shall reasonably agree. Distributions shall be made to the Members simultaneously and in proportion to their ownership in the limited liability company.

In determining Net Operating Profits, deductions for depreciation, amortization, or other similar charges not requiring actual current expenditures of cash shall not be taken into account.

§ 3.12 Compensation

The Managing Members will not receive compensation for their management of the affairs of the limited liability company. The foregoing notwithstanding, a Managing Member may receive reasonable compensation for services rendered as an employee of the limited liability company.

Article IV

MANAGEMENT

§ 4.1 Managing Members

(a) The initial Managing Member shall be Kenneth J. Hagen, Jr.

(b) The Tax Matters Member shall be Kenneth J. Hagen, Jr.

§ 4.2 Voting

Each Managing Member shall have one vote in which to cast on any matter concerning management and conduct of the business of Maple Lot 1, LLC Abstentions and refusals to act on upon any measure shall be considered as a vote in favor of the proposed measure.

§ 4.3 Rights, Powers and Restrictions of Payments

No Member without the consent of all the other Members shall:

(a) Do any act in contravention of this agreement;

(b) Do any act which would make it impossible to carryon the ordinary business of Maple Lot 1, LLC;

(c) Confess judgment against Maple Lot 1, LLC;

(d) Possess Maple Lot 1, LLC. property, or assign his Interest or rights to specific Maple Lot 1, LLC property for other than Maple Lot 1, LLC purposes.

§ 4.4 Powers

Managing Member(s) shall have the authority to exercise the powers reasonably necessary in order to pursue Maple Lot 1, LLC's purposes; provided however, that a Managing Member shall not perform the following matters without first obtaining the vote of Members owning not less than 100.00% of the Capital:

(a) The dissolution and winding up of Maple Lot 1, LLC.

(b) The sale, exchange, lease, mortgage, pledge, or other transfer of all or substantially all of the assets of Maple Lot 1, LLC.

(c) Merger of Maple Lot 1, LLC with another entity.

(d) An amendment to the Articles of Organization or this Operating Agreement.

§ 4.5 Liability

No Managing Member shall incur any liability for any mistakes or errors in judgment made in good faith and with the care an ordinary prudent person in a similar position would exercise under similar circumstances, and in a manner that the manager believes to be in the best interest of Maple Lot I, LLC.

§ 4.6 Removal

Any or all of the Managing Members and the Tax Matters Member may be removed as Managing Members or Tax Matters Member by the Members, with or without cause. For such removal to occur, a thirty (30) day notice must be given to Managing Member or Members or Tax Matters Member to be removed spelling out those acts, if any, which have caused such removal.

§ 4.7 Process

(a) The moving members, shall in writing, submit to all of the Members the basis upon which the removal of the Managing Member(s) and the name of another person or corporation as the proposed successor Managing Member of Maple Lot I, LLC. If within ten (10) days after the submission of the allegation and proposal of substitution to all of the Members, the Members owning an aggregate of not less than 100.00% of the Capital approve such removal and proposed Managing Member substitution in writing, the person(s) so proposed shall be admitted as a Managing Member.

(b) The moving members, shall in writing, submit to all of the Members the basis upon which the removal of the Tax Matter Member and the name of another person or corporation as the proposed successor Tax Matters Member of Maple Lot I, LLC. If within ten (10) days after the submission of the allegation and proposal of substitution to all of the Members, the Members owning an aggregate of not less than 100.00% of the Capital approve such removal and proposed Tax Matters Member substitution in writing, the person so proposed shall be admitted as the Tax Matters Member.

Article V

MEETINGS OF MEMBERS

§ 5.1 Meetings of Members

The annual meeting of Members shall be held on such date and time as shall be designated from time to time by the Members as stated in the Notice of Meeting at which they shall transact such other business as may properly be brought before the meeting. At such annual meeting the Members shall elect the Managing Members of Maple Lot I, LLC. The Members shall nominate from their number candidates for Managing Members. Each Member shall be allowed votes equivalent to their percent of Capital at that time multiplied by the number of Managing Members being elected.

Election of a Managing Member not currently in office shall require a unanimous vote of all members. Should no unanimous vote be possible, the Managing Member then in office shall continue as Managing Member and call a special meeting within three months to elect a new Managing Member.

Written notice of the annual meeting stating place, date and hour of the meeting shall be given to each Member entitled to vote at such meeting not less than ten (l0) nor more than ninety (90) days before the date of the meeting.

§ 5.2 Special Meetings

Special meetings of Members, for any purpose or purposes, may be held by waiver of notice or consent or may be called by a Managing Member and shall be called by a Managing Member at the request in writing of a Member owning not less than fifty percent (50%) of the entire Capital Interest of Maple Lot I, LLC. Such request shall state the purpose or purposes of the proposed meeting.

Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than three (3) nor more than sixty (60) days before the date of the Special Meeting, to each Member entitled to vote at such meeting. The business transacted at a Special Meeting of Members shall be limited to the purposes stated in the Notice unless all of said Members agree to vote otherwise.

§ 5.3 Voting

Except as otherwise required by §4.4 and §4.7, whenever the vote of Members at a meeting thereof is required or permitted to be taken or in connection with any action, a majority of the Capital shall control and the meeting and vote of the Members may be dispensed with if the written consent of such action is obtained from Members having not less than the minimum percentage of the vote required for such action.

Article VI

MANAGING MEMBERS

§ 6.1 Vacancies

Managing Member vacancies shall be filled by a majority of the Managing Member(s) then in office (or by the remaining Members if there are no Managing Member(s) in office).

§ 6.2 Consent to Actions

A Managing Member who is either present at a meeting of the Managing Members at which action on any matter is taken, or who is absent but has notice of such action by certified mail, shall be presumed to have consented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by a certified mail to the other Managing Members immediately after the adjournment of the meeting or within seven (7) days after written notification of such action by certified mail. The objection shall be deemed made when mailed by certified mail. Such right to dissent shall not apply to a Managing Member who voted in favor of such action.

§ 6.3 Managing Member Meetings

The Managing Members may hold meetings, both Regular Meetings and Special Meetings, either within or without the State of Nebraska. Regular Meetings of the Managing Members may be held without notice at such time and at such place as shall from time to time be determined by the Managing Members.

Special Meetings of the Managing Members may be called by any Managing Member on one (1) day's notice to each Managing Member, either personally or by mail, or by telegram; Special Meetings shall bc called by the secretary in like manner and on like notice on the written request by two (2) of the Managing Members.

At all meetings of the Managing Members, a majority of the Managing Members shall constitute a quorum for the transaction of business and the act of a majority of the Managing Members present at any meeting at which there is a quorum shall be the act of the Managing Members. If a quorum shall not be present at any meeting, the Managing Members there at may adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Managing Members thereof may be taken without a meeting, if the Managing Members who have the necessary votes to take such action consent in writing.

Managing Members may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

The Managing Member(s) each year, may elect from their number a president. The term of office shall be one year or until the respective successor is chosen, but the president may be removed from office, with or without cause. The president shall execute all authorized conveyances, contracts, or other obligations in the name of MAPLE LOT I, LLC.

§ 6.4 Tax Matters Member

The original Tax Matters Member shall be succeeded upon death or unwillingness or inability to act and shall be determined by the Managing Members.

The Tax Matters Member shall have the following rights and duties:

(1)	To provide to the Internal Revenue Service any or all information which is within the knowledge of the Tax Matters Member as to the organization, operation and/or liquidation of Maple Lot I, LLC.

(2)
To adjust, arbitrate, negotiate, compromise, sue or defend, abandon, or otherwise deal with and settle any and all claims in favor of or against Members and Maple Lot I, LLC as the Tax Matters Member shall deem proper which shall directly relate to the organization, operation and/or liquidation of Maple Lot I, LLC.

(3)	Do all other things which may be granted to the Tax Matters Member by Internal Revenue Code §§ 6221-6232, as they may be now or hereinafter amended and supplemented.

Article VII

RIGHT TO ASSIGN INTEREST

§ 7.1 Members Right of Assignment of Profits and Losses

Except as herein provided, a Member's Interest in Maple Lot I, LLC shall not be assigned, sold, pledged or otherwise transferred or encumbered in any manner or by any means whatever to any non-member.

The Members shall not sell, assign, pledge or otherwise transfer or encumber in any manner or by any means whatever, except to a living trust or revocable trust, any share in all or any part of the Interest of Maple Lot I, LLC now owned or hereafter acquired by them without having first obtained the unanimous consent of the other Members in accordance with the terms and conditions of this agreement. Such assignment without unanimous consent does not entitle the assignee to participate in the management and affairs of Maple Lot I, LLC or to become or to exercise any rights of a Member. Such assignment without unanimous consent entitles the assignee to receive, to the extent assigned, only the Distribution to which the assignor would be entitled.

§ 7.2 Substitution of Additional Members

Nothing herein to the contrary withstanding, the assignee of the whole or any part of the Membership Interest shall not be substituted as a Member without prior written unanimous consent of the Members. In no event shall the consent of the Members be given unless such assignee, as a condition precedent to such consent has:

(a) Accepted and assumed in a form satisfactory to the Managing Members, all terms and provisions of this Agreement;

(b) And if the assignee is a corporation, provide a certified copy of a resolution of the board of directors to the Managing Members;

(c) And executes such other documents or instruments as may be required in order to effectuate its admission as a Member; provided an opinion of counsel in form and substance satisfactory to counsel for Maple Lot I, LLC that neither the offering nor the assignment of Membership Interest violates any provisions of the federal or state securities law and executed a statement that he is acquiring his Interest in Maple Lot I, LLC for his own account for investment, not with a view to sale or distribution thereof;

(d) And executed such other documents or instruments as the Managing Members may reasonably require in order to effectuate the admission of such assignee as a Member.

§ 7.3 New Members

There shall be no right to admit new Members, except by unanimous consent of all of the Members.

In no event shall the consent of the Members be given unless such new Member, as a condition precedent to such consent has:

(a) Accepted and assumed in a form satisfactory to the Managing Members, all terms and provisions of this agreement;

(b) And if the new Member is a corporation, provide a certified copy of a resolution of the board of directors to the Managing Members;

(c) And executes such other documents or instruments as may be required in order to effectuate its admission as a Member; provided an opinion of counsel in form and substance satisfactory to counsel for Maple Lot I, LLC that neither the offering nor the assignment of Membership Interest violates any provisions of the federal or state securities law and executed a statement that he is acquiring his Interest in Maple Lot I, LLC for his own account for investment, not with a view to sale or distribution thereof;

(d) And executed such other documents or instruments as the Managing Members may reasonably require in order to effectuate the admission of such assignee as a Member and;

§ 7.4 Sale of Membership Interests

No Member shall be permitted to sell, assign, or transfer any Membership Interest without the unanimous consent of all other Members. Maple Lot I, LLC shall not recognize any sale, transfer, or assignment whether by voluntary act or by operation law.

Should any such transfer be approved by the members, Maple Lot I, LLC shall, operating as a right of first refusal, have the right to redeem the ownership of the selling member at a price equal to the lesser of an independent appraisal or the negotiated purchase price with a third party for said interest.

Article VIII

LIQUIDATION OF MAPLE LOT 1, LLC AND
MEMBERS' INTEREST

§ 8.1 Dissolution

Maple Lot I, LLC shall be dissolved and its affairs shall be wound up by the then Managing Members upon the happening of the first of the following events:

(1) The unanimous written consent of the Members; or

(2) The death, retirement, resignation, expulsion, Bankruptcy, or dissolution of a Member or occurrence of any other event, except assignment of a Membership Interest voluntarily or by operation of law, that terminates the continued membership of a Member in Maple Lot I, LLC unless the business of Maple Lot 1, LLC is continued by the unanimous consent of the remaining Members of which there are at least two (2);

In the event that Maple Lot 1, LLC shall hereafter be dissolved for a reason set forth herein or any other reason whatsoever, the then Managing Members shall deliver a statement of intent to dissolve with the Office of the Nebraska Secretary of State and take such other action as is required by the Act to dissolve and wind up the affairs of Maple Lot I, LLC.

§ 8.2 Articles of Dissolution

Upon completion of the winding up of Maple Lot 1, LLC articles of dissolution shall be delivered to the Secretary of State. The winding up of Maple Lot I, LLC shall be completed when all debts, liabilities and obligations of Maple Lot I, LLC have been paid and discharged or reasonably adequate provision has been made, and all the remaining property and assets of Maple Lot I, LLC has been distributed to the Members in proportion to the Member's ownership interest. The articles of dissolution shall contain such information as required by the Act.

Article IX

MISCELLANEOUS SUBSTANTIVE PROVISIONS

§ 9.1 Purpose

Maple Lot I, LLC's business and purpose shall consist solely of the acquisition, ownership, operation and maintenance of a membership interest in Gilbert Business Park Properties, LLC, an Arizona Limited Liability Company and activities incidental thereto.

§ 9.2 Emergency Acquisition

The Members specifically agree that should the properties owned by the as described generally as Lot 1 Maple Valley Addition, Douglas County Nebraska be foreclosed upon, Kenneth J. Hagen, Jr. shall have the option to purchase the entirety of Allies Limited's interest in the Company for a purchase price of one hundred-thousand dollars ($100,000.00).

The Members specifically agree that in the event Kenneth J. Hagen, Jr. is removed from office as Manager of MAPLE LOT 1, LLC, S&A Operations shall have the option to purchase the entirety of Allies Limited, Inc's interest in the Company for a purchase price of one hundred-thousand dollars ($100,000.00).

§ 9.3 Powers and Duties

Notwithstanding any other provisions of these Articles, the Manager and Members shall have no authority on behalf of Maple Lot 1, LLC to:

(i) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), without unanimous consent of the members;

(ii) seek the dissolution or winding up, in whole or in part, of Maple Lot I, LLC;

(iii) merge into or consolidate with any person or entity or dissolve, terminate or liquidate, in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure; or

(iv) without the unanimous consent of Maple Lot 1, LLC's Members file a voluntary petition or otherwise initiate proceedings to have Maple Lot 1, LLC adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against Maple Lot I, LLC, or file a petition seeking or consenting to reorganization or relief of Maple Lot 1, LLC as debtor under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors with respect to Maple Lot 1, LLC; or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of Maple Lot 1, LLC or of all or any substantial part of the properties and assets of Maple Lot 1, LLC, or make any general assignment for the benefit of creditors of Maple Lot 1, LLC, or admit in writing the inability of Maple Lot 1, LLC to pay its debts generally as they become due or declare or effect a moratorium on Maple Lot 1, LLC debt or take any action in furtherance of any such action.

§ 9.3 Checks

All checks or demands for money and notes of Maple Lot 1, LLC shall be signed by the Managing Member(s) or by those designated from time to time.

§ 9.4 Conflicts of Interest

Members may engage in or possess interest in other business ventures of every kind and description for their own accounts. Neither Maple Lot 1, LLC, nor any of the Members, shall have any rights by virtue of this agreement in such independent business ventures, or to the income or profits derived there from.

§ 9.5 Use of Name

The name "Maple Lot 1, LLC" shall belong to and may be used by Maple Lot 1, LLC and shall not be sold or disposed of so long as Maple Lot 1, LLC shall continue in existence. In the event of the death, retirement, or withdrawal of any of the Members during the term of Maple Lot 1, LLC, the deceased, retiring or withdrawing Member shall have no interest in the firm name and shall have no right to receive any payment therefore.

Article X

MISCELLANEOUS

§ 10.1 Execution and Counterpart

This Operating Agreement may be executed in any number of counterparts, each of which shall be taken to be an original Valid execution shall be deemed to have occurred when an Operating Agreement signature page is executed by the Member in question and countersigned by a Managing Member.

§ 10.2 Indemnification

Maple Lot I, LLC shall indemnify any person who has made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative, including but not limited to any tax matters) by reason of the fact that he, his testator or intestator, is or was a manager, employee or agent of Maple Lot 1, LLC or who serves or served any other enterprise at the request of Maple Lot I, LLC to the extent to which such Member was not acting with gross negligence or willful or wanton disregard of either this Operating Agreement or of the criminal statutes. Provided, however, that any indemnity under this section shall be provided out of and to the extent of Maple Lot I, LLC assets only, and no Member shall have any personal liability with regard to said indemnity.

§ 10.3 Notice

Any and all notices provided for herein shall be given in writing by registered or certified mail, return receipt requested, which shall be addressed to the last address known to the sender or delivered to the recipient in person.

§ 10.4 Amendments

No amendment of this Agreement shall be valid unless such amendment is in writing and signed by all then current Members. This Agreement may be altered at any time by the decision of Members holding not less than one hundred percent (100%) of the then Capital of Maple Lot I, LLC confirmed by an instrument in writing, which instruments the Members hereby agree to execute.

§ 10.5 Additional Instruments

This Agreement shall be binding upon the parties hereto and upon their heirs, executors, administrators, successors or assigns and the parties hereto agree for themselves and their heirs, executors, administrators, successors and assigns to execute and any instruments in writing which are or may become necessary and proper to carry out the purpose and intent of this Agreement.

§ 10.6 Titles and Subtitles

Titles of the paragraphs and subparagraphs are placed herein for convenient reference only and shall not to any extent have the effect of modifying, amending or changing the express terms and provisions of this Operating Agreement.

§ 10.7 Words and Gender or Number

Words and gender or number as used herein, unless the context clearly indicates the contrary, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

§ 10.8 Severability

In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

§ 10.9 Waiver

No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the person or party against whom charged.

§ 10.10 Applicable Law

This Agreement shall be subject to and governed by the laws of the State of Nebraska.

IN WITNESS WHEREOF, the parties executed this Agreement on the date first above written.

MEMBERS:

DEVELOPMENT MAPLE 168-A, LLC.

By:

/s/ M. David Steier
M. David Steier, Managing Member

ALLIES LIMITED

/s/ Theodore Pysh
Theodore Pysh, Vice-President

DEVELOPMENT CORNER 168, LLC

/s/ Kenneth J. Hagen, Jr.
/s/ Kenneth J. Hagen, Jr., Managing Member

MAPLE LOT 1, L.L.C.

SCHEDULE "A"

Name	Property	Value

Allies Limited, Inc.	Cash	$150
Development Corner 168, LLC.	Cash	$650
Development Maple 168-A, LLC	Cash	$200